                                                                       Exhibit N

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use of our report dated February 12, 2004, relating to the statement of assets and liabilities of Salomon Brothers Capital and Income Inc. at February 10, which is incorporated by reference into this Registration Statement.

PricewaterhouseCoopers LLP
New York, NY
February 24, 2004